UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2011

ECHOSTAR CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	001-33807	26-1232727
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

100 INVERNESS TERRACE E.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 706-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 18, 2011, EchoStar Corporation (NASDAQ: “SATS”) announced that its wholly-owned subsidiary, EH Holding Corporation, priced $1.1 billion aggregate principal amount of 8-year, 6½% Senior Secured Notes (the “Secured Notes”) and $900 million aggregate principal amount of 10-year, 7 5/8% Senior Notes (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”). Interest on the Secured Notes, which will mature on June 15, 2019, will be paid on June 15 and December 15 of each year, commencing on December 15, 2011, and interest on the Unsecured Notes, which will mature on June 15, 2021, will be paid on June 15 and December 15 of each year, commencing on December 15, 2011. The net proceeds of the offering are intended to be used to fund a portion of the purchase price and related fees and expenses for EchoStar’s previously announced acquisition of Hughes Communications, Inc. (“Hughes Communications”), and the remainder will be used to fund the repayment or redemption of certain outstanding indebtedness of Hughes Communications and its wholly-owned subsidiary, Hughes Network Systems, LLC. EH Holding Corporation will initially deposit the gross proceeds from the offering of the Notes into escrow upon the closing of the offering.

EH Holding Corporation placed the Notes in a private placement under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Certain statements incorporated herein by reference may be forward-looking statements, which may involve a number of risks and uncertainties that could cause actual events or results to differ materially from those described. EchoStar Corporation undertakes no obligation to update forward-looking statements.

See Press Release, dated May 18, 2011, “EchoStar Places Offering of $2 Billion in Senior Notes” attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Press Release “EchoStar Places Offering of $2 Billion in Senior Notes” dated May 18, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION

Date: May 18, 2011	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit 99.1         Press Release “EchoStar Places Offering of $2 Billion in Senior Notes” dated May 18, 2011